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                                                                  EXHIBIT 4.1(t)

                  [LETTERHEAD OF THE CIT GROUP APPEARS HERE]



                                                March 18, 1997

J.S. OSHMAN AND CO., INC.
OSHMAN SPORTING GOODS CO., ALABAMA
OSHMAN SPORTING GOODS CO., ARIZONA
OSHMAN SPORTING GOODS CO., ARKANSAS
OSHMAN SPORTING GOODS CO., CALIFORNIA
OSHMAN SPORTING GOODS CO., COLORADO
OSHMAN SPORTING GOODS CO., FLORIDA
OSHMAN SPORTING GOODS CO., GEORGIA
OSHMAN SPORTING GOODS CO., HAWAII
OSHMAN SPORTING GOODS CO., KANSAS
OSHMAN SPORTING GOODS CO., LOUISIANA
OSHMAN SPORTING GOODS CO., MICHIGAN
OSHMAN SPORTING GOODS CO., MINNESOTA
OSHMAN SPORTING GOODS CO., MISSOURI
OSHMAN SPORTING GOODS CO., NEVADA
OSHMAN SPORTING GOODS CO., NEW JERSEY
OSHMAN SPORTING GOODS CO., NEW MEXICO
OSHMAN SPORTING GOODS CO., NEW YORK
OSHMAN SPORTING GOODS CO., OHIO
OSHMAN SPORTING GOODS CO., OKLAHOMA
OSHMAN SPORTING GOODS CO., OREGON
OSHMAN SPORTING GOODS CO., SOUTH CAROLINA
OSHMAN SPORTING GOODS CO., TENNESSEE
OSHMAN SPORTING GOODS CO., TEXAS
OSHMAN SPORTING GOODS CO., UTAH
OSHMAN SPORTING GOODS CO., WASHINGTON
OSHMAN'S SKI SKOOL, INC.
OSHMAN'S SPORTING GOODS, INC. - SERVICES
       (collectively, the "Companies")
2302 Maxwell Lane
Houston, Texas 77023
Attn: Chief Financial Officer
       and Vice President

       Re: Financing Agreement dated as of August 31, 1992, by and among the Companies and The CIT Group/Business Credit, Inc. ("CITBC"), as amended from time to time

Gentlemen:

       Reference is made to that certain Financing Agreement dated as of August 31, 1992, by and among the Companies and CITBC, as amended from time to time (as amended, the "Agreement"). All capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement.



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     The Parent and Companies have informed CITBC that the Companies are in violation of (i) Paragraph 9 of Section 6 of the Agreement by failing to maintain a Net Worth, for the Parent and Subsidiaries on a consolidated basis, of at least $56,600,000 for the fiscal year ended February 1, 1997, and (ii) Paragraph 10(I) of Section 6 of the Agreement by permitting EBITDA, for the Parent and its Subsidiaries on a consolidated basis, to be less than $5,000,000 on a cumulative year-to-date basis as of the fiscal quarter ended February 1, 1997, and have requested that CITBC waive these violations.

     CITBC hereby waives the violation of Paragraph 9 of Section 6 of the Agreement resulting from the Parent's and the Companies' failure to maintain a Net Worth of at least $56,600,000 for the fiscal year ended February 1, 1997, and the violation of Paragraph 10(I) of Section 6 of the Agreement resulting from Parent's and the Companies' permitting EBITDA on a cumulative year-to-date basis as of the fiscal quarter ended February 1, 1997 to be less than $5,000,000 (together, the "Violations"). The waiver contained in this letter applies only to the Violations to the extent described above and nothing contained in this letter or any other communication between CITBC and the Companies shall be a waiver of any other present or future violation, Default or Event of Default under the Agreement or any other Loan Document (collectively, "Other Violations").

     Additionally, effective upon execution of this letter by CITBC and the Companies, the Agreement is hereby amended as follows:

     (1) The definition of "Availability Reserve" set forth in the Agreement is hereby amended and restated to read in its entirety as follows:

          "AVAILABILITY RESERVE shall mean at any time of determination an amount equal to the sum of (i) the then undrawn amount of all outstanding Letters of Credit, plus (ii) a thirty-two and one-half percent (32.5%) reserve against the cost of inventory located in the traditional stores (i.e., stores other than those having a tradename of "Oshman's Supersports" or "Supersports U.S.A.") scheduled to be closed during the fiscal year 1997, such reserve to remain in place until the liquidation process is complete."

     (2) Paragraph 1 of Section 7 of the Agreement is hereby amended by (i) deleting the words "zero percent (0%)" from clause (a) of the first sentence of said Paragraph and inserting the words "three-eighths of one percent (.375%)" in their place, and (ii) deleting the words "two and one-half percent (2.50%)" from clause (b) of the first sentence of said Paragraph and inserting the words "two and seven-eighths percent (2.875%)" in their place.

     Nothing contained in this letter shall directly or indirectly in any way whatsoever either: (i) impair, prejudice or otherwise adversely affect CITBC's right at any time to exercise any right, privilege or remedy in connection with the Agreement or any other Loan Document with respect to any Other Violations,
(ii) amend or alter any provision of the Agreement or any other Loan Document or any other contract or instrument, or (iii) constitute any course of dealing or other basis for altering any obligation of the Companies under the Loan Documents or any right, privilege or remedy of CITBC under the Agreement or any other Loan Documents or any other contract or instrument with respect to Other Violations. Nothing in this letter shall be construed to be a consent by CITBC to any Other Violations.




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     This letter may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute one and the same instrument.


     This letter is executed as of the 18th day of March, 1997.


                                        Very truly yours,


                                        THE CIT GROUP/BUSINESS CREDIT, INC.


                                        By:     /s/ PAMELA WOZNIAK
                                                _________________________
                                        Name:   Pamela Wozniak
                                                _________________________
                                        Title:  AVP
                                                _________________________

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AGREED AND ACKNOWLEDGED:

J.S. OSHMAN AND CO., INC.
OSHMAN SPORTING GOODS CO., ALABAMA
OSHMAN SPORTING GOODS CO., ARIZONA
OSHMAN SPORTING GOODS CO., ARKANSAS
OSHMAN SPORTING GOODS CO., CALIFORNIA
OSHMAN SPORTING GOODS CO., COLORADO
OSHMAN SPORTING GOODS CO., FLORIDA
OSHMAN SPORTING GOODS CO., GEORGIA
OSHMAN SPORTING GOODS CO., HAWAII
OSHMAN SPORTING GOODS CO., KANSAS
OSHMAN SPORTING GOODS CO., LOUISIANA
OSHMAN SPORTING GOODS CO., MICHIGAN
OSHMAN SPORTING GOODS CO., MINNESOTA
OSHMAN SPORTING GOODS CO., MISSOURI
OSHMAN SPORTING GOODS CO., NEVADA
OSHMAN SPORTING GOODS CO., NEW JERSEY
OSHMAN SPORTING GOODS CO., NEW MEXICO
OSHMAN SPORTING GOODS CO., NEW YORK
OSHMAN SPORTING GOODS CO., OHIO
OSHMAN SPORTING GOODS CO., OKLAHOMA
OSHMAN SPORTING GOODS CO., OREGON
OSHMAN SPORTING GOODS CO., SOUTH CAROLINA
OSHMAN SPORTING GOODS CO., TENNESSEE
OSHMAN SPORTING GOODS CO., TEXAS
OSHMAN SPORTING GOODS CO., UTAH
OSHMAN SPORTING GOODS CO., WASHINGTON
OSHMAN'S SKI SKOOL, INC.
OSHMAN'S SPORTING GOODS, INC. - SERVICES


By:    /s/ A. Lynn Boerner
       -----------------------
Name:  A Lynn Boerner
       -----------------------
Title: VP. CAO
       -----------------------

OSHMAN'S SPORTING GOODS, INC., in its capacity as Guarantor, hereby acknowledges and consents to the foregoing.


By:    /s/ A. Lynn Boerner
       -----------------------
Name:  A Lynn Boerner
       -----------------------
Title: VP. CAO
       -----------------------